                                                                     EXHIBIT 5.1

                        [KING & SPALDING LLP LETTERHEAD]


                                                              September 23, 2004

Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, Wisconsin 53703


    RE:     GREAT WOLF RESORTS, INC. -- REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Great Wolf Resorts, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-118148) (the "Registration Statement") filed with the Securities and Exchange Commission. The Registration Statement relates to the underwritten public offering of up to 16,100,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that

Great Wolf Resorts, Inc.
September 23, 2004
Page 2


occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.



                                                     Very truly yours,



                                                     /s/ KING & SPALDING LLP